FOR IMMEDIATE RELEASE	CONTACT: Mike McMahon
Redwood Trust, Inc.	(415) 384-3805
Tuesday, May 17, 2011

REDWOOD TRUST DECLARES $0.25 PER SHARE DIVIDEND
FOR THE SECOND QUARTER OF 2011

MILL VALLEY, CA – Tuesday, May 17, 2011 – Redwood Trust, Inc. (NYSE:RWT) today announced that its Board of Directors authorized the declaration of a second quarter regular dividend of $0.25 per share.  The second quarter 2011 dividend is payable on July 21, 2011 to stockholders of record on June 30, 2011.

“The payment of regular dividends remains a priority for Redwood.  Our second quarter dividend will mark our 48th consecutive quarterly dividend," said Martin S. Hughes, Redwood's President and CEO.

For more information about Redwood Trust, Inc., please visit our website at: www.redwoodtrust.com.